                                                                      EXHIBIT 21


                                TXU GAS COMPANY
                             SUBSIDIARY HIERARCHY



March 14, 2000

  TXU Gas Company                                                                                 Texas
     TXU Gas Distribution Company (an unincorporated division)
     TXU Lone Star Energy (an unincorporated division)
     TXU Lone Star Pipeline (an unincorporated division)
     TXU Processing Company                                                                       Delaware
     TXU Energy Trading Company                                                                     Texas
      Enserch Energy Services (Canada), Inc.                                                        Texas
      TXU Energy Trading (California) Company                                                       Texas
      TXU Energy Trading Canada Limited                                                            Alberta
      Energetica de Mexico, S.A. de C.V. (1)                                                        Mexico
      Servicios de Energetica de Mexico, S.A. de C.V. (1)                                           Mexico
     ENS Holdings I, Inc.                                                                           Texas
     ENS Holdings II, Inc.                                                                          Texas
     TXU Vermont Insurance Company                                                                 Vermont
     ENSERCH E&C Holdings, Inc.                                                                     Nevada
         ENS Equipment Corporation                                                                 Delaware
         ENSERCH E&C, Inc.                                                                          Nevada
            ENS U.K. Limited (2)                                                                United Kingdom
               ENS Limited (2)                                                                  United Kingdom
                Process Engineering International Ltd. (2)                                      United Kingdom
            Ebasco Cayman Limited                                                               Cayman Islands
            Ebasco Energy A.G.                                                                   Switzerland
       Ebasco Services of Canada Limited                                                           Canada
       Engineering International Liquidating Company, Inc.                                       California
     TXU Gas Capital I                                                                            Delaware
     Enserch Finance II, Inc.                                                                      Texas
     Enserch Finance N.V.                                                                      Netherlands Antilles
     TXU Gas Transmission Company                                                                  Texas
     Enserch House, Inc.                                                                           Texas
     Enserch International Investments Limited                                                    Delaware
         Humphreys and Glasgow Limited                                                         United Kingdom
     TXU Receivables Company                                                                       Delaware
     Fleet Star of Texas, L.C. (3)                                                                  Texas
     LS Energy, Inc.                                                                                Texas
     Lone Star Energy Services, Inc.                                                                Texas
     Lone Star Gas Company of Texas, Inc.                                                           Texas
     TRANSTAR Technologies, L.C.                                                                    Texas

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________________________
(1) Joint venture with Gas de France ("GDF"). GDF owns one more share than TXU Energy Trading Company ("Trading") in each of the companies. The result is they own 50% plus a small fraction of a percent more than Trading.
(2)  99% owned by ENSERCH E&C, Inc.
(3)  50% owned by TXU Gas Company.

Except as noted above, the voting stock of each subsidiary company and their subsidiaries and affiliates is wholly owned (100%) by its parent or a wholly-owned affiliate.



                                             Affiliates

                                                          State or County
                                                          of Incorporation
                                                          or Organization

ENS Holdings Limited Partnership (1)                            Texas
Enserch SACROC Inc. (2)                                         Texas

_____________________
(1) Limited Partnership: ENS Holdings II, Inc. (99%) and ENS Holdings I, Inc. (1%).
(2) 99.65% owned by Enserch Finance II, Inc. and 0.35% owned by ENS Holdings Limited Partnership.